UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

VISTRA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective August 17, 2017 (the “Effective Date”), Vistra Operations Company LLC (“Vistra Operations”), an indirect wholly owned subsidiary of Vistra Energy Corp. (the “Company”), entered into an amendment (the “Repricing Amendment”) to that certain Credit Agreement, dated as of October 3, 2016 (as amended from time to time, the “Credit Facilities”), among Vistra Operations, as Borrower, and Deutsche Bank AG New York Branch, as Administrative and Collateral Agent, and the other parties named therein. As a result of the Repricing Amendment, the interest rate on the outstanding $995 million 2016 Incremental Term Loans (as defined in the Credit Facilities) was reduced and, effective as of the Effective Date, bears interest at a rate equal to, at Vistra Operations’ option, either LIBOR (subject to a LIBOR floor of 0.75%) plus an applicable margin of 2.75% or a base rate plus an applicable margin of 1.75%. The 2016 Incremental Term Loans are prepayable at any time without premium or penalty; provided that there will be a 1.00% pre-payment premium in connection with any repricing of such term loans that reduces the interest rate prior to February 17, 2018. The Repricing Amendment did not change the interest rate on the (i) outstanding $2.836 billion Initial Term Loans, (ii) outstanding $650 million Initial Term C Loans and (iii) Revolving Credit Loans (each as defined in the Credit Facilities). The Initial Term Loans, Initial Term C Loans and Revolving Credit Loans will continue to bear interest at a rate equal to, at Vistra Operations’ option, either LIBOR (in the case of the Initial Term Loans and Initial Term C Loans, subject to a LIBOR floor of 0.75%) plus an applicable margin of 2.75% or a base rate plus an applicable margin of 1.75%.

No additional debt was incurred, or any proceeds received, by Vistra Operations in connection with the Repricing Amendment. As a result of the Repricing Amendment, Vistra Operations expects that its annual interest expense with respect to the Credit Facilities will decrease by approximately $5 million (on a pre-tax basis and excluding fees and expenses of approximately $2 million incurred in connection with the Repricing Amendment).

A copy of the Repricing Amendment is included as Exhibit No. 10.1 to this Current Report and is incorporated herein by reference. The above description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Fourth Amendment to Credit Agreement, dated as of August 17, 2017 (effective August 17, 2017), by and among Deutsche Bank AG New York Branch, Vistra Operations Company LLC, Vistra Intermediate Company LLC and the other Credit Parties and Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: August 17, 2017	/s/ Terry L. Nutt
	Name:	Terry L. Nutt
	Title:	Senior Vice President & Controller